UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)         September 29, 1999




                         SUBURBAN PROPANE PARTNERS, L.P.
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             (Exact name of registrant as specified in its charter)



DELAWARE                                1-14222              22-3410353
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(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)          File No.)            Identification No.)



240 ROUTE 10 WEST,   WHIPPANY, NJ            07981
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(Address of principal executive office)     (Zip Code)

(973) 887-5300
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(Registrant's telephone number, including area code)












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                                                       Exhibit Index on Page 4

ITEM 5.  OTHER EVENTS.

On September 29, 1999,  Suburban Propane  Partners,  L.P. issued a press release
(the "Press Release"), announcing its agreement with SCANA Corporation to acquire the assets of SCANA Propane Gas, Inc., SCANA Propane Storage, Inc., SCANA Propane Supply, Inc., USA Cylinder Exchange, Inc. and C&T Pipeline, LLC, for $86 million plus working capital.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C) EXHIBIT.  A  copy  of  the press release has been filed as Exhibits
             99.1 to this Current Report.

                                   SIGNATURES



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED:








                                                 SUBURBAN PROPANE PARTNERS, L.P.



DATE:  SEPTEMBER 29,  1999                       BY:   /S/ JANICE G. MEOLA
                                                 -------------------------------
                                                 JANICE G. MEOLA
                                                 GENERAL COUNSEL AND SECRETARY

                                    EXHIBITS



EXHIBIT NO.                               EXHIBIT
-----------                               -------

99.1                                      Press Release dated September 29, 1999

                                                                    EXHIBIT 99.1
                                                                    ------------
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

                 SUBURBAN PROPANE PARTNERS, L.P. AGREES TO ACQUIRE
                     THE ASSETS OF SCANA PROPANE GAS, INC.,
                   INCLUDING STRATEGIC TERMINALING PROPERTIES

WHIPPANY, NEW JERSEY, SEPTEMBER 29, 1999--Suburban Propane Partners, L.P. (NYSE:SPH) announced today that the Partnership has signed a definitive agreement with SCANA Corporation to acquire the assets of SCANA Propane Gas, Inc., SCANA Propane Storage, Inc., SCANA Propane Supply, Inc., USA Cylinder Exchange, Inc., and C&T Pipeline, LLC, for $86 million plus working capital. The agreement is subject to customary conditions, including the receipt of necessary governmental approvals.

In making this announcement, Suburban Propane's President and Chief Executive Officer, Mark A. Alexander said, "Consistent with our renewed focus to expand our operations through external growth, the acquisition of SCANA Propane will represent an excellent strategic fit for Suburban. We expect this transaction to be cash flow accretive immediately. We are looking forward to welcoming the SCANA Propane employees into the Suburban family."

SCANA Propane Gas, Inc., headquartered in Sumter, South Carolina, distributes approximately 20 million gallons annually and services more than 40,000 customers from 22 Customer Service Centers in North and South Carolina. USA
Cylinder Exchange, Inc. operates an automated 20-lb. propane cylinder refurbishing and refill center in Hartsville, South Carolina, selling to approximately 1,600 grocery and convenience stores in the Carolinas, Georgia and Tennessee. According to David R. Eastin, Chief Operating Officer of Suburban Propane, "SCANA's retail propane business has an excellent reputation as a quality operation providing a high level of customer service and will complement our long term strategy."

The transaction will also include the 60-million-gallon storage cavern in Tirzah, South Carolina owned by SCANA Propane Storage, Inc. and C&T Pipeline's 62 mile propane pipeline that connects the storage cavern at Tirzah to the Dixie Pipeline. In commenting on the importance of these assets to Suburban, Michael
J. Dunn, Jr., Senior Vice President said "SCANA's pipeline and storage assets will be key in supporting our southeast retail operations, as well as providing the platform for building further upon Suburban's existing wholesale business."

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves over 700,000 residential, commercial, industrial and agricultural customers through more than 340 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on the company's web site. Via the Internet, go to WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.

Company contact:  Robert M. Plante
                  Treasurer
                  (973) 503-9252

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